UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2005

Pemco Aviation Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13829	84-0985295
(State of Incorporation)	(Commission File Number)	(IRS Employer IdentificationNumber)

1943 North 50th Street

Birmingham, Alabama 35212

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (205) 592-0011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Air International Incorporated (“AIA”), an indirect subsidiary of Pemco Aviation Group, Inc., entered into an Asset Purchase Agreement with Avantair, Inc. on September 2, 2004. The Asset Purchase Agreement provided for the assignment of AIA’s lease agreement with Pinellas County, Florida to Avantair, Inc., as well as the transfer by AIA to Avantair, Inc. of various airplane hangars and other personal property located on the leased premises located at the St. Petersburg-Clearwater International Airport. On or about January 12, 2005, Avantair, Inc. assigned its rights under the Asset Purchase Agreement to AvAero Services, LLC (“AvAero”). AvAero and AIA entered into a First Amendment to the Asset Purchase Agreement on January 12, 2005. AIA completed the assignment of its lease agreement and the sale of the airplane hangars and other personal property to AvAero pursuant to an Assignment, Assumption and Amendment of Lease dated as of April 21, 2005 for $650,000.

The Asset Purchase Agreement, including the January 12, 2005 amendment thereto, and the Assignment, Assumption and Amendment of Lease are filed as exhibits to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Exhibit
10.1	Asset Purchase Agreement dated September 2, 2004, between Air International Incorporated and Avantair, Inc.

10.2	First Amendment to Asset Purchase Agreement dated January 12, 2005, between Air International Incorporated and AvAero Services, LLC

10.3	Assignment, Assumption and Amendment of Lease dated April 21, 2005, among Air International Incorporated, AvAero Services, LLC, Mark Dessy, Joe McAdams and Pinellas County, Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2005	PEMCO AVIATION GROUP, INC.

	By:	/s/ John R. Lee
	Name:	John R. Lee
	Title:	Sr. Vice President and Chief
Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
10.1	Asset Purchase Agreement dated September 2, 2004, between Air International Incorporated and Avantair, Inc.

10.2	First Amendment to Asset Purchase Agreement dated January 12, 2005, between Air International Incorporated and AvAero Services, LLC

10.3	Assignment, Assumption and Amendment of Lease dated April 21, 2005, among Air International Incorporated, AvAero Services, LLC, Mark Dessy, Joe McAdams and Pinellas County, Florida